CERTIFICATE

FOR

SHARES

ISSUED TO

DATED

For Value Received, ______ hereby sell, assign and transfer unto ______ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ______ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______ 20__

In presence of

______

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

CERTIFICATE OF STOCK



VERI MEDTECH HOLDINGS, INC.
VRHI

This certifies that **<ENTER NAME>** *is entitled to* **<# of Shares>** *shares of the par value of*
<VALUE OF EACH SHARE> *each of the* **<TYPE OF STOCK>** *of the* **<COMPANY NAME>**, *transferable in person or by Attorney only in the books of the Company and upon the surrender of this Certificate. In witness whereof the* **<COMPANY NAME>** *has caused this Certificate to be signed by its* **<OFFICER 1>** *and* **<OFFICER**

<Signature 1>
<Title>

<Signature 2>
<Title>